Exhibit 107.1

CALCULATION OF REGISTRATION FEE

Form F-3

Origin Agritech Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Ordinary Share, no par value	457(o)	(1)	(2)	(2)

	Other	Warrants	457(o)	(1)	(2)	(2)

	Other	Units	457(o)	(1)	(2)	(2)

	Unallocated (Universal) Shelf		457(o)	(1)	(2)	$30,000,000	$.00014760	$4,428.00

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

	Total Offering Amounts					$30,000,000		$4,428.00

	Total Fees Previously Paid							$4,428.00

	Total Fee Offsets

	Net Fee Due							-0-

(1)	There are being registered hereunder, an indeterminate number or amount, as the case may be, of ordinary shares and warrants to purchase ordinary shares, and units, as may be offered by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $30,000,000. The securities included hereunder may be sold separately or as units with other securities registered hereunder. The securities included hereunder also include an indeterminate number of securities as may be issued that provide for conversion or exchange, upon exercise of warrants, or pursuant to the anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 of the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock splits, stock dividends or similar transactions. Includes rights to acquire ordinary shares of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.
(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities covered by this registration statement and is not specified as to each class of security.